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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated February 5, 1998, which appears on page 28 of the 1997 Annual Report to Stockholders of Union Camp Corporation, which is incorporated by reference in Union Camp Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 26 of such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopersLLP
PRICE WATERHOUSECOOPERS LLP
New York, New York
December 22, 1998